Exhibit 3.2

OFFICE PROPERTIES INCOME TRUST

SECOND AMENDED AND RESTATED BYLAWS

As of June 13, 2023

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OFFICE PROPERTIES INCOME TRUST

SECOND AMENDED AND RESTATED BYLAWS

These SECOND AMENDED AND RESTATED BYLAWS (these "Bylaws") of Office Properties Income Trust (the "Trust") are made as of the date set forth above by the Board of Trustees of the Trust (the "Board of Trustees" or "Board," and each member thereof, a "Trustee").

ARTICLE I

OFFICES

Section 1.1      Principal Office. The principal office of the Trust shall be located at such place or places as the Board of Trustees may designate.

Section 1.2      Additional Offices. The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1      Place. All meetings of shareholders shall be held at the principal office of the Trust or at such other place as is designated by the Board of Trustees, a Managing Trustee (as defined in Section 3.2) or the president.

Section 2.2      Annual Meeting. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held at such times as the Trustees may designate. Failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust.

Section 2.3      Special Meetings. Special meetings of shareholders may be called only by a majority of the Trustees then in office. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees for the purpose of electing Trustees.

Section 2.4      Notice of Regular or Special Meetings. Notice given in writing or by electronic transmission specifying the place, day and hour of any regular or special meeting, the purposes of the meeting, to the extent required by law to be provided, and all other matters required by law shall be given to each shareholder of record entitled to vote, sent to his or her address appearing on the books of the Trust or theretofore given by him or her to the Trust for the purpose of notice, by presenting it to such shareholder personally, by leaving it at the shareholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given once deposited in the U.S. mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. It shall be the duty of the secretary to give notice of each meeting of the shareholders. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective to any shareholder at such address, unless a shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this ARTICLE II or the validity of any proceedings at any such meeting.

Section 2.5      Notice of Adjourned Meetings. It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 2.6      Meeting Business. Except as otherwise expressly set forth elsewhere in these Bylaws, no business shall be transacted at an annual or special meeting of shareholders except as specifically designated in the notice or otherwise properly brought before the meeting of shareholders by or at the direction of the Board of Trustees.

Section 2.7      Organization of Shareholder Meetings. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairperson of the meeting or, in the absence of such appointment or the absence of the appointed individual, by one of the following officers present at the meeting in the following order: the chairman of the board, if there be one, a Managing Trustee (in their order of seniority), the president, the vice presidents (in their order of seniority), the secretary, or, in the absence of such officers, a chairperson chosen by the shareholders by the vote of holders of shares of beneficial interest representing a majority of the votes cast on such appointment by shareholders present in person or represented by proxy. The secretary, an assistant secretary or a person appointed by the Trustees or, in the absence of such appointment, a person appointed by the chairperson of the meeting shall act as secretary of the meeting and record the minutes of the meeting. If the secretary presides as chairperson at a meeting of the shareholders, then the secretary shall not also act as secretary of the meeting and record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairperson of the meeting. The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson may adjourn any meeting of shareholders for any reason deemed necessary by the chairperson, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Trustees or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board of Trustees or the chairperson of the meeting determines has not been made sufficiently or timely available to shareholders or (iii) the Board of Trustees or the chairperson of the meeting determines that adjournment is otherwise in the best interests of the Trust. Unless otherwise determined by the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

Section 2.8      Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the chairperson of the meeting shall have the power to adjourn the meeting from time to time without the Trust having to set a new record date or provide any additional notice of such meeting, subject to any obligation of the Trust to give notice pursuant to Section 2.5. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present, either in person or by proxy, at a meeting of shareholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum then being present at the meeting.

Section 2.9      Voting.

(a)            Except as may be mandated by applicable law or the listing requirements of the principal exchange on which the Trust's common shares of beneficial interest are listed, and subject to the provisions of any class or series of shares of beneficial interest of the Trust hereafter authorized and then outstanding, a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted.

(b)            With regard to any other matter which may properly come before a meeting of shareholders duly called and at which a quorum is present, and except as may be mandated by applicable law, by the listing requirements of the principal exchange on which the Trust's common shares of beneficial interest are listed or by a specific provision of the Declaration of Trust, the vote required for approval shall be the affirmative vote of seventy-five percent (75%) of the votes entitled to be cast for each such matter unless such matter has been previously approved by the Board of Trustees, in which case the vote required for approval shall be a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present.

Section 2.10      Proxies. A shareholder may cast the votes entitled to be cast by him or her either in person or by proxy executed by the shareholder or by his or her duly authorized agent in any manner permitted by law. Such proxy shall be filed with such officer of the Trust or third party agent as the Board of Trustees shall have designated for such purpose for verification at or prior to such meeting. Any proxy relating to the Trust's shares of beneficial interest shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law. At a meeting of shareholders, all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by or on behalf of the chairperson of the meeting, subject to Section 2.13.

Section 2.11      Record Date. The Board of Trustees may fix the date for determination of shareholders entitled to notice of and to vote at a meeting of shareholders. If no date is fixed for the determination of the shareholders entitled to vote at any meeting of shareholders, only persons in whose names shares entitled to vote are recorded on the share records of the Trust on the later of: (i) the close of business on the day on which notice of such meeting of shareholders is first mailed by the Trust or (ii) the thirtieth (30th) day before the date of such meeting shall be entitled to vote at such meeting.

Section 2.12      Voting of Shares by Certain Holders. Shares of beneficial interest of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, managing member or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or pursuant to an agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy. Notwithstanding the apparent authority created by the prior two sentences of this Section 2.12, the Board of Trustees or the chairperson of the meeting may require that such person acting for a corporation, partnership, trust or other entity provide documentary evidence of his or her authority to vote such shares and of the fact that the beneficial owner of such shares has been properly solicited and authorized such person to vote as voted, and in the absence of such satisfactory evidence, the Board of Trustees or the chairperson may determine such votes have not been validly cast.

Section 2.13      Inspectors.

(a)            Before or at any meeting of shareholders, the chairperson of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors, if any, shall (i) ascertain and report the number of shares of beneficial interest represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting and (iv) perform such other acts as are proper to conduct the election or voting at the meeting. In the absence of such a special appointment, the secretary may act as the inspector.

(b)            Each report of an inspector shall be in writing and signed by him or her. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.14      Nominations and Other Proposals to be Considered at Meetings of Shareholders. Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at meetings of shareholders may be properly brought before the meeting only as set forth in this Section 2.14 or Section 2.18. Nothing in this Section 2.14 shall be deemed to affect any right of a shareholder to request inclusion of a non-binding precatory proposal in, or the right of the Trust to omit a proposal from, any proxy statement filed by the Trust with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All judgments and determinations made by the Board of Trustees or the chairperson of the meeting, as applicable, under this Section 2.14 (including, without limitation, judgments and determinations as to the propriety of a proposed nomination or a proposal of other business for consideration by shareholders) shall be final and binding unless determined to have been made in bad faith.

Section 2.14.1      Annual Meetings of Shareholders.

(a)            Any shareholder may recommend to the Nominating and Governance Committee of the Board of Trustees an individual as a nominee for election to the Board of Trustees. Such recommendation shall be made by written notice to the Chair of such committee and the secretary, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and shareholder that such shareholder believes to be relevant or helpful to the Nominating and Governance Committee's deliberations. In considering such recommendation, the Nominating and Governance Committee may request additional information concerning the recommended nominee or the shareholder(s) making the recommendation. The Nominating and Governance Committee of the Board of Trustees will consider any such recommendation in its discretion. Any shareholder seeking to make a nomination of an individual for election to the Board of Trustees at an annual meeting of shareholders must make such nomination in accordance with Section 2.14.1(b)(ii) or Section 2.18.

(b)            Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders at an annual meeting of shareholders may be properly brought before the meeting (i) pursuant to the Trust's notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Trustees or (ii) by any one or more shareholders who (A) have each continuously Owned (as defined below) shares of beneficial interest of the Trust entitled to vote in the election of Trustees or on a proposal of other business, for at least three (3) years as of the date of the giving of the notice provided for in Section 2.14.1(c), the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting (including any adjournment or postponement thereof), with the aggregate shares Owned by such shareholder(s) as of each of such dates and during such three (3) year period representing at least one percent (1%) of the Trust's shares of beneficial interest, (B) holds, or hold, a certificate or certificates evidencing the aggregate number of shares of beneficial interest of the Trust referenced in subclause (A) of this Section 2.14.1(b)(ii) as of the time of giving the notice provided for in Section 2.14.1(c), the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting (including any adjournment or postponement thereof), (C) is, or are, entitled to make such nomination or propose such other business and to vote at the meeting on such election or proposal of other business, (D) complies, or comply, with the notice procedures set forth in this Section 2.14 as to such nomination or proposal of other business, and (E) in connection with a nomination for election to the Board of Trustees, complies or comply, with the requirements of Rule 14a-19 promulgated under the Exchange Act. For purposes of this Section 2.14, a shareholder shall be deemed to "Own" or have "Owned" only those outstanding shares of the Trust's shares of beneficial interest to which the shareholder possesses both the full voting and investment rights pertaining to such shares and the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with the foregoing shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of beneficial interest of the Trust, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder's or its affiliates' full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. Without limiting the foregoing, to the extent not excluded by the immediately preceding sentence, a shareholder's "short position" as defined in Rule 14e-4 under the Exchange Act shall be deducted from the shares otherwise "Owned." A shareholder shall "Own" shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of Trustees or the proposal of other business and possesses the full economic interest in the shares. For purposes of this Section 2.14, the term "affiliate" or "affiliates" shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. For purposes of this Section 2.14, the period of continuous Ownership of shares must be evidenced by documentation accompanying the nomination or proposal. The terms "Owned," "Owning" and other variations of the word "Own" shall have correlative meanings. Whether shares are "Owned" for purposes of this Section 2.14 shall be determined by the Board of Trustees.

(c)            For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by one or more shareholders pursuant to this Section 2.14.1, such shareholder(s) shall have given timely notice thereof in writing to the secretary in accordance with this Section 2.14 and such other business shall otherwise be a proper matter for action by shareholders. To be timely, the notice of such shareholder(s) shall include all documentation and set forth all information required under this Section 2.14 and shall be delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the one-hundred twentieth (120th) day nor earlier than the one-hundred fiftieth (150th) day prior to the first (1st) anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that if the annual meeting is called for a date that is more than thirty (30) days earlier or later than the first (1st) anniversary of the date of the preceding year's annual meeting, notice by such shareholder(s) to be timely shall be so delivered not later than 5:00 p.m. (Eastern Time) on the tenth (10th) day following the earlier of the day on which (i) notice of the date of the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of the annual meeting is first made by the Trust. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period (or extend any time period) for the giving of a notice of one or more shareholders as described above.

A notice of one or more shareholders pursuant to this Section 2.14.1(c) shall set forth:

(i)            separately as to each individual whom such shareholder(s) propose to nominate for election or reelection as a Trustee (a "Proposed Nominee"), (1) the name, age, business address, residence address and educational background of such Proposed Nominee, (2) a statement of whether such Proposed Nominee is proposed for nomination as an Independent Trustee (as defined in Section 3.2) or a Managing Trustee and a description of such Proposed Nominee's qualifications to be an Independent Trustee or Managing Trustee, as the case may be, and such Proposed Nominee's qualifications to be a Trustee pursuant to the criteria set forth in Section 3.1, (3) the class, series and number of any shares of beneficial interest of the Trust that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee, (4) a description of the material terms of each Derivative Transaction that such Proposed Nominee directly or indirectly, has an interest in, including, without limitation, the counterparties to each Derivative Transaction, the class or series and number or amount of securities of the Trust to which each Derivative Transaction relates or provides exposure, and whether or not (x) such Derivative Transaction conveys any voting rights directly or indirectly, to such Proposed Nominee, (y) such Derivative Transaction is required to be, or is capable of being, settled through delivery of securities of the Trust and (z) such Proposed Nominee and/or, to their knowledge, the counterparty to such Derivative Transaction has entered into other transactions that hedge or mitigate the economic effect of such Derivative Transaction, (5) a description of all direct and indirect compensation and other agreements, arrangements and understandings or any other relationships, between or among any shareholder making the nomination, or any of its respective affiliates and associates, or others acting in concert therewith, on the one hand, and such Proposed Nominee, or his or her respective affiliates and associates, on the other hand, and (6) all other information relating to such Proposed Nominee that would be required to be disclosed in connection with a solicitation of proxies for election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act, and the rules and regulations promulgated thereunder, or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or traded;

(ii)            as to any other business that such shareholder(s) propose to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such shareholder(s) or any Shareholder Associated Person (as defined in Section 2.14.1(g)), including any anticipated benefit to such shareholder(s) or any Shareholder Associated Person therefrom, (3) a description of all agreements, arrangements and understandings between such shareholder(s) and Shareholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such shareholder(s) and (4) a representation that such shareholder(s) intend to appear in person or by proxy at the meeting to bring the business before the meeting;

(iii)            separately as to each shareholder giving the notice and any Shareholder Associated Person, (1) the class, series and number of all shares of beneficial interest of the Trust that are owned of record by such shareholder or by such Shareholder Associated Person, if any, and (2) the class, series and number of, and the nominee holder for, any shares of beneficial interests of the Trust that are, directly or indirectly, beneficially owned but not owned of record by such shareholder or by such Shareholder Associated Person, if any;

(iv)            separately as to each shareholder giving the notice and any Shareholder Associated Person, (1) a description of all purchases and sales of securities of the Trust by such shareholder or Shareholder Associated Person during the period of continuous Ownership required by Section 2.14.1(b)(ii), including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (2) a description of the material terms of each Derivative Transaction that such shareholder or Shareholder Associated Person, directly or indirectly, has, or during the period of continuous Ownership required by Section 2.14.1(b)(ii) had, an interest in, including, without limitation, the counterparties to each Derivative Transaction, the class or series and number or amount of securities of the Trust to which each Derivative Transaction relates or provides exposure, and whether or not (x) such Derivative Transaction conveys or conveyed any voting rights, directly or indirectly, to such shareholder or Shareholder Associated Person, (y) such Derivative Transaction is or was required to be, or is or was capable of being, settled through delivery of securities of the Trust and (z) such shareholder or Shareholder Associated Person and/or, to their knowledge, the counterparty to such Derivative Transaction has or had entered into other transactions that hedge or mitigate the economic effect of such Derivative Transaction, (3) a description of the material terms of any performance related fees (other than an asset based fee) to which such shareholder or Shareholder Associated Person is entitled based on any increase or decrease in the value of shares of beneficial interest of the Trust or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, and (4) any rights to dividends or other distributions on the shares of beneficial interest of the Trust that are beneficially owned by such shareholder or Shareholder Associated Person that are separated or separable from the underlying shares of beneficial interest of the Trust;

(v)            separately as to each shareholder giving the notice and any Shareholder Associated Person with a material interest described in clause (ii)(2) above, an ownership interest described in clause (iii) above or a transaction or right described in clause (iv) above, (1) the name and address of such shareholder and Shareholder Associated Person, and (2) all information relating to such shareholder and Shareholder Associated Person that would be required to be disclosed in connection with a solicitation of proxies for election of Trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder, or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or traded;

(vi)            to the extent known by the shareholder(s) giving the notice, the name and address of any other person who beneficially owns or owns of record any shares of beneficial interest of the Trust and who supports the nominee for election or reelection as a Trustee or the proposal of other business; and

(vii)            in connection with a nomination for election to the Board of Trustees, all other information required by Rule 14a-19 under the Exchange Act.

(d)            A notice of one or more shareholders making a nomination or proposing other business pursuant to Section 2.14.1(c) shall be accompanied by a sworn verification of each shareholder making the nomination or proposal as to such shareholder's continuous Ownership of the shares referenced in subclause (A) of Section 2.14.1(b)(ii) throughout the period referenced in such subclause, together with (i) a copy of the share certificate(s) referenced in subclause (B) of Section 2.14.1(b)(ii) above; (ii) if any such shareholder was not a shareholder of record of the shares referenced in subclause (A) of Section 2.14.1(b)(ii) above continuously for the three (3) year period referenced therein, reasonable evidence of such shareholder's continuous beneficial ownership of such shares during such three (3) year period, such reasonable evidence may include, but shall not be limited to, (A) a copy of a report of the shareholder on Schedule 13D or Schedule 13G under the Exchange Act filed on or prior to the beginning of the three (3) year period and all amendments thereto, (B) a copy of a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a Trustee or who is directly or indirectly the beneficial owner of more than ten percent (10%) of the shares of beneficial interest of the Trust filed on or prior to the beginning of the three (3) year period and all amendments thereto, or (C) written evidence that each shareholder making the nomination or proposal maintained throughout the chain of record and non-record ownership continuous Ownership of such shares (i.e. possession of full voting and investment rights pertaining to, and full economic interest in, such shares) throughout the required period, including written verification of such Ownership from each person who was the "record" holder of such shares during such period (including, if applicable, the Depository Trust Company) and each participant of the Depository Trust Company, financial institution, broker-dealer or custodian through which the shares were Owned; and (iii) with respect to nominations, (A) a completed and executed questionnaire required of the Trustees (in the form available from the secretary) of each Proposed Nominee with respect to his or her background and qualification to serve as a Trustee, the background of any other person or entity on whose behalf the nomination is being made and the information relating to such Proposed Nominee and such other person or entity that would be required to be disclosed in connection with a solicitation of proxies for election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act, and the rules and regulations promulgated thereunder, or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or traded, and (B) a representation and agreement (in the form available from the secretary) executed by each Proposed Nominee pursuant to which such Proposed Nominee (1) represents and agrees that he or she is not and will not become a party to any agreement, arrangement or understanding with, and does not have any commitment and has not given any assurance to, any person or entity, in each case that has not been previously disclosed to the Trust, (x) as to how he or she, if elected as a Trustee, will act or vote on any issue or question, or (y) that could limit or interfere with his or her ability to comply, if elected as a Trustee, with his or her duties to the Trust, (2) represents and agrees that he or she is not and will not become a party to any agreement, arrangement or understanding with any person or entity, other than the Trust, with respect to any direct or indirect compensation, reimbursement or indemnification in connection with or related to his or her service as, or any action or omission in his or her capacity as, a Trustee that has not been previously disclosed to the Trust, (3) represents and agrees that if elected as a Trustee, he or she will be in compliance with and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunity, confidentiality and share ownership and trading policies and guidelines of the Trust and (4) consents to being named as a nominee and to serving as a Trustee if elected.

(e)            Any shareholder(s) providing notice of a proposed nomination or other business to be considered at an annual meeting of shareholders shall further update and supplement such notice, (i) if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 is true and correct as of the record date for such annual meeting and as of a date that is ten (10) business days prior to such annual meeting, and any such update shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the fifth (5th) business day after the record date (in the case of an update or supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the annual meeting (in the case of an update or supplement required to be made as of ten (10) business days prior to the meeting) and (ii) in connection with a nomination for election to the Board of Trustees, to provide evidence that the shareholder(s) providing notice of a proposed nomination has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares of beneficial interest of the Trust entitled to vote in the election of trustees, and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the Trust not later than five (5) business days after the shareholder files a definitive proxy statement in connection with such annual meeting of shareholders.

(f)            A shareholder making a nomination or proposal of other business for consideration at an annual meeting may withdraw the nomination or proposal at any time before the annual meeting. After the period specified in the second sentence of Section 2.14.1(c), a shareholder nomination or proposal of other business for consideration at an annual meeting may only be amended with the permission of the Board of Trustees. Notwithstanding anything in the second sentence of Section 2.14.1(c) to the contrary, if the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement of such action at least one-hundred thirty (130) days prior to the first (1st) anniversary of the date of the proxy statement for the preceding year's annual meeting, the notice required by this Section 2.14.1 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice is delivered to the secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the tenth (10th) day immediately following the day on which such public announcement is first made by the Trust. If the number of the Trustees to be elected to the Board of Trustees is decreased, there shall be no change or expansion in the time period for shareholders to make a nomination from the time period specified in the second sentence of Section 2.14.1(c). Any change in time period for shareholders to make a nomination shall not change the time period to make any other proposal from the time period specified in the second sentence of Section 2.14.1(c).

(g)            For purposes of this Section 2.14, (i) "Shareholder Associated Person" of any shareholder shall mean (A) any person acting in concert with, such shareholder, (B) any direct or indirect beneficial owner of shares of beneficial interest of the Trust beneficially owned or owned of record by such shareholder and (C) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person; and (ii) "Derivative Transaction" by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Trust, or similar instrument with a value derived in whole or in part from the value of a security of the Trust, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise or (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Trust, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Trust or to increase or decrease the number of securities of the Trust which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise.

Section 2.14.2      Shareholder Nominations or Other Proposals Causing Covenant Breaches or Defaults. At the same time as the submission of any shareholder nomination or proposal of other business to be considered at a shareholders meeting that, if approved and implemented by the Trust, would cause the Trust or any subsidiary (as defined in Section 2.14.5(c)) of the Trust to be in breach of any covenant or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the Trust or any subsidiary of the Trust or other material contract or agreement of the Trust or any subsidiary of the Trust, the notice provided pursuant to Section 2.14.1(c) shall disclose: (a) whether the lender or contracting party has agreed to waive the breach of covenant or default, and, if so, shall include reasonable evidence thereof, or (b) in reasonable detail, the plan of the proponent shareholder(s) for the repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken and the source of funds for any such repayment, and such notice shall be accompanied by a copy of any commitment letter(s) or agreement(s) for the financing of such plan.

Section 2.14.3      Shareholder Nominations or Other Proposals Requiring Governmental Action. If (a) any shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if approved, implemented by the Trust without the Trust, any subsidiary of the Trust, any proponent shareholder, any Proposed Nominee of such shareholder, any Shareholder Associated Person of such shareholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body (a "Governmental Action") or (b) any proponent shareholder's ownership of shares of beneficial interest of the Trust or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, any Proposed Nominee of such shareholder, any Shareholder Associated Person of such shareholder, or their respective affiliates or associates would require Governmental Action, then, in the notice provided pursuant to Section 2.14.1(c) the proponent shareholder(s) shall disclose (x) whether such Governmental Action has been given or obtained, and, if so, such notice shall be accompanied by reasonable evidence thereof, or (y) in reasonable detail, the plan of such shareholder(s) for making or obtaining the Governmental Action.

Section 2.14.4      Special Meetings of Shareholders. As set forth in Section 2.6, only business brought before the meeting pursuant to the Trust's notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Trustees may be considered at a special meeting of shareholders. Nominations of individuals for election to the Board of Trustees only may be made at a special meeting of shareholders at which Trustees are to be elected: (a) pursuant to the Trust's notice of meeting; (b) if the Board of Trustees has determined that Trustees shall be elected at such special meeting; or (c) if there are no Trustees and the special meeting is called by the officers of the Trust for the election of successor Trustees; provided, however, that nominations of individuals to serve as Trustees at a special meeting called in the manner set forth in subclauses (a)-(c) above may only be made by (1) the applicable Trustees or officers of the Trust who call the special meeting of shareholders for the purpose of electing one or more Trustees or (2) any one or more shareholder(s) of the Trust who (A) satisfy the Ownership amount, holding period and certificate requirements set forth in Section 2.14.1(b)(ii), (B) have given timely notice thereof in writing to the secretary at the principal executive offices of the Trust, which notice contains or is accompanied by the information and documents required by Section 2.14.1(c) and Section 2.14.1(d), (C) satisfy the requirements of Section 2.14.2 and Section 2.14.3 and (D) further update and supplement such notice in accordance with Section 2.14; provided further, that, for purposes of this Section 2.14.4, all references in Section 2.14.1, Section 2.14.2 and Section 2.14.3 to the annual meeting and to the notice given under Section 2.14.1 shall be deemed, for purposes of this Section 2.14.4, to be references to the special meeting and the notice given under this Section 2.14.4. To be timely, a shareholder's notice under this Section 2.14.4 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the one-hundred fiftieth (150th) day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the one-hundred twentieth (120th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period (or extend any time period) for the giving of a shareholder(s)' notice as described above.

Section 2.14.5      General.

(a)            If information submitted pursuant to this Section 2.14 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be deemed by the Board of Trustees incomplete or inaccurate, any authorized officer or the Board of Trustees or any committee thereof may treat such information as not having been provided in accordance with this Section 2.14. Any notice submitted by a shareholder pursuant to this Section 2.14 that is deemed by the Board of Trustees inaccurate, incomplete or otherwise fails to satisfy completely any provision of this Section 2.14 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective. Upon written request by the secretary or the Board of Trustees or any committee thereof (which may be made from time to time), any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within three (3) business days after such request (or such other period as may be specified in such request), (i) written verification, satisfactory to the secretary or any other authorized officer or the Board of Trustees or any committee thereof, in his, her or its discretion, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.14, (ii) written responses to information reasonably requested by the secretary, the Board of Trustees or any committee thereof and (iii) a written update, to a current date, of any information submitted by the shareholder pursuant to this Section 2.14 as of an earlier date. If a shareholder fails to provide such written verification, information or update within such period, the secretary or any other authorized officer or the Board of Trustees may treat the information which was previously provided and to which the verification, request or update relates as not having been provided in accordance with this Section 2.14. It is the responsibility of a shareholder who wishes to make a nomination or other proposal to comply with the requirements of Section 2.14; nothing in this Section 2.14.5(a) or otherwise shall create any duty of the Trust, the Board of Trustees or any committee thereof nor any officer of the Trust to inform a shareholder that the information submitted pursuant to this Section 2.14 by or on behalf of such shareholder is incomplete or inaccurate or not otherwise in accordance with this Section 2.14 nor require the Trust, the Board of Trustees, any committee of the Board of Trustees or any officer of the Trust to request clarification or updating of information provided by any shareholder, but the Board of Trustees, a committee thereof or the secretary acting on behalf of the Board of Trustees or a committee, may do so in its, his or her discretion.

(b)            Only such individuals who are nominated in accordance with this Section 2.14 or Section 2.18 shall be eligible for election by shareholders as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been properly brought before the meeting in accordance with this Section 2.14. The chairperson of the meeting and the Board of Trustees shall each have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.14 and, if any proposed nomination or other business is determined not to be in compliance with this Section 2.14 or if it is determined that the solicitation in support of the nominees other than the Trust’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act, to declare that such defective nomination or proposal be disregarded.

(c)            For purposes of this Section 2.14: (i) "public announcement" shall mean disclosure in (A) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (B) a document publicly filed by the Trust with the SEC; (ii) "subsidiary" shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (A) owns, directly or indirectly, ten percent (10%) or more of the outstanding voting securities or other interests or (B) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body); and (iii) a person shall be deemed to "beneficially own" or "have beneficially owned" any shares of beneficial interest of the Trust not owned directly by such person if that person or a group of which such person is a member would be the beneficial owner of such shares under Rule 13d-3 and Rule 13d-5 of the Exchange Act.

(d)            Notwithstanding the foregoing provisions of this Section 2.14, a shareholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law and the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to require that a shareholder nomination of an individual for election to the Board of Trustees or a shareholder proposal relating to other business be included in the Trust's proxy statement, except as may be required by law.

(e)            The Board of Trustees may from time to time require any individual nominated to serve as a Trustee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees. The terms of any such agreement may be substantially similar to the Code of Business Conduct and Ethics of the Trust or any similar code promulgated by the Trust or may differ from or supplement such Code.

(f)            Determinations required or permitted to be made under this Section 2.14 by the Board of Trustees may be delegated by the Board of Trustees to a committee of the Board of Trustees, subject to applicable law.

Section 2.15      No Shareholder Actions by Written Consent. Shareholders shall not be authorized or permitted to take any action required or permitted to be taken at a meeting of shareholders by written consent, and may take such action only at a shareholders meeting of the Trust.

Section 2.16      Voting by Ballot. Voting on any question or in any election may be by voice vote unless the chairperson of the meeting or any shareholder shall demand that voting be by ballot.

Section 2.17      Proposals of Business Which Are Not Proper Matters For Action By Shareholders. Notwithstanding anything in these Bylaws to the contrary, subject to applicable law, any shareholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Trustees or would reasonably likely, if considered by the shareholders or approved or implemented by the Trust, result in an impairment of the limited liability status for the shareholders, shall be deemed not to be a matter upon which the shareholders are entitled to vote. The Board of Trustees in its discretion shall be entitled to determine whether a shareholder proposal for business is not a matter upon which the shareholders are entitled to vote pursuant to this Section 2.17, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 2.18      Proxy Access for Trustee Nominations.

(a)            Whenever the Board of Trustees solicits proxies with respect to the election of Trustees at an annual meeting of shareholders, subject to the provisions of this Section 2.18, the Trust shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Trustees (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Trustees by an Eligible Shareholder pursuant to and in accordance with this Section 2.18 (a "Shareholder Nominee"). For purposes of this Section 2.18, the "Required Information" that the Trust will include in its proxy statement is (i) the information provided to the Secretary of the Trust concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Trust's proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined in Section 2.18(h)). For the avoidance of doubt, nothing in this Section 2.18 shall limit the Trust's ability to solicit against any Shareholder Nominee or include in its proxy materials the Trust's own statements or other information relating to any Eligible Shareholder or Shareholder Nominee, including any information provided to the Trust pursuant to this Section 2.18. Subject to the provisions of this Section 2.18, the name of any Shareholder Nominee included in the Trust's proxy statement for an annual meeting of shareholders shall also be set forth on the form of proxy distributed by the Trust in connection with such annual meeting.

(b)            In addition to any other requirements imposed by law, the Declaration of Trust or these Bylaws, for a nomination to be made by an Eligible Shareholder pursuant to this Section 2.18, the Eligible Shareholder must have given timely written notice thereof (a "Notice of Proxy Access Nomination") in proper form to the Secretary of the Trust and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Trust's proxy materials pursuant to this Section 2.18. To be timely, a Notice of Proxy Access Nomination must be delivered to or be mailed and received at the principal executive offices of the Trust not less than one-hundred twenty (120) days nor more than one-hundred fifty (150) days prior to the anniversary of the date of the Trust's proxy statement for the immediately preceding annual meeting of shareholders. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above.

(c)            The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Trust's proxy materials with respect to an annual meeting of shareholders (as adjusted pursuant to this Section 2.18(c), the "Permitted Number") shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of Trustees in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.18 (the "Final Proxy Access Nomination Date") or, if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that if (x) the Trust has a classified Board of Trustees and (y) the size of the Board of Trustees is less than nine (9) Trustees, the Permitted Number is subject to reduction so that the Permitted Number for any annual meeting shall not exceed one-half of the number of Trustees to be elected at such annual meeting as noticed by the Trust rounded down to the nearest whole number but only to the extent the Permitted Number after reduction pursuant to this proviso is not less than one. In the event that one or more vacancies for any reason occurs on the Board of Trustees after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Trustees resolves to reduce the size of the Board of Trustees in connection therewith, the Permitted Number shall be calculated based on the number of Trustees in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Trust's proxy materials as nominees recommended by the Board of Trustees pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares from the Trust by such shareholder or group of shareholders), (ii) the number of Trustees in office as of the Final Proxy Access Nomination Date who were included in the Trust's proxy materials as Shareholder Nominees for any of the two (2) preceding annual meetings of shareholders (including any persons counted as Shareholder Nominees pursuant to the immediately succeeding sentence) and (x) whose term of office does not expire at the annual meeting or (y) whose re-election at the upcoming annual meeting is being recommended by the Board of Trustees and (iii) the number of Trustee candidates for which the Secretary of the Trust shall receive notice (whether or not subsequently withdrawn) that a shareholder intends to nominate one or more persons for election to the Board of Trustees pursuant to Section 2.14.1 of these Bylaws, but only to the extent the Permitted Number after such reduction with respect to this clause (iii) equals or exceeds one. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Shareholder for inclusion in the Trust's proxy materials pursuant to this Section 2.18 whose nomination is subsequently withdrawn or whom the Board of Trustees decides to nominate for election to the Board of Trustees shall be counted as one of the Shareholder Nominees. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Trust's proxy materials pursuant to this Section 2.18 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Trust's proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.18 exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.18 exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 2.18 from each Eligible Shareholder will be selected for inclusion in the Trust's proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of beneficial interest of the Trust each Eligible Shareholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 2.18 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 2.18 from each Eligible Shareholder will be selected for inclusion in the Trust's proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(d)            An "Eligible Shareholder" is a shareholder or group of no more than twenty (20) shareholders (counting as one shareholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 2.18(e)) continuously for at least three years (the "Minimum Holding Period") a number of shares of beneficial interest of the Trust that represents at least three percent (3%) of the outstanding shares of beneficial interest of the Trust as of the most recent date for which such number is given in any filing by the Trust with the SEC prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Trust in accordance with this Section 2.18 (the "Required Shares"), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Section 2.18. A "Qualifying Fund Group" means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a "group of investment companies" as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Shareholder consists of a group of shareholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 2.18 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares of beneficial interest of the Trust that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the "Required Shares" definition) and (ii) a breach of any obligation, agreement or representation under this Section 2.18 by any member of such group shall be deemed a breach by the Eligible Shareholder. No shareholder may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting.

(e)            For purposes of this Section 2.18, the terms "Owned," "Owning" and other variations of the word "Own" shall have the meanings assigned to such terms in Section 2.14.1(b); provided, that, for purposes of Section 2.18 only, a shareholder's Ownership of shares of beneficial interest of the Trust shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on five (5) business days' notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Trust's proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. Whether outstanding shares of beneficial interest of the Trust are "Owned" for purposes of Section 2.18 shall be decided by the Board of Trustees.

(f)            To be in proper written form, a Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(i)            a statement by the Eligible Shareholder (A) setting forth and certifying as to the number of shares of beneficial interest of the Trust it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting;

(ii)            one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received at the principal executive offices of the Trust, the Eligible Shareholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Shareholder's agreement to provide, within five (5) business days following the later of the record date for determining the shareholders entitled to receive notice of the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder's continuous Ownership of the Required Shares through the record date;

(iii)            a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(iv)            the information, representations, agreements and other documents that would be required to be set forth in or included with a notice of nomination pursuant to Section 2.14 of these Bylaws (including the written consent of each Shareholder Nominee to being named as a nominee and to serving as a Trustee if elected and the written representation and agreement of each Shareholder Nominee required by Section 2.14.1);

(v)            a representation that the Eligible Shareholder (A) did not acquire, and is not holding, any securities of the Trust for the purpose or with the intent of changing or influencing control of the Trust, (B) has not nominated and will not nominate for election to the Board of Trustees at the annual meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 2.18, (C) has not engaged and will not engage in, and has not and will not be a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Trustee at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Trustees, (D) has not distributed and will not distribute to any shareholder of the Trust any form of proxy for the annual meeting other than the form distributed by the Trust, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Trust and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)            an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder's communications with the shareholders of the Trust or out of the information that the Eligible Shareholder provided to the Trust, (B) indemnify and hold harmless the Trust, each of its Trustees and officers, the manager of the Trust and each of the directors, officers and employees of the manager of the Trust or such manager's parent individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Trust, any of its Trustees or officers, the manager of the Trust or any of the directors, officers or employees of the manager of the Trust or such manager's parent, arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 2.18 or any solicitation or other activity in connection therewith and (C) file with the SEC any solicitation materials with the shareholders of the Trust relating to the meeting at which its Shareholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii)            in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Trust and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.18 (including withdrawal of the nomination); and

(viii)            in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders in which two (2) or more funds are intended to be treated as one shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the Trust that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)            In addition to the information required or requested pursuant to Section 2.18(f) or any other provision of these Bylaws, (i) the Trust may require any proposed Shareholder Nominee to furnish any other information (A) that may reasonably be requested by the Trust to determine whether the Shareholder Nominee would meet the qualifications of an independent trustee under the Declaration of Trust, be independent under the rules and listing standards of any national securities exchange upon which any securities the Trust are listed or traded, be independent under any applicable rules of the SEC or any publicly disclosed standards used by the Board of Trustees in determining and disclosing the independence of Trustees (collectively, the "Independence Standards"), (B) that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such Shareholder Nominee or (C) that may reasonably be requested by the Trust to determine the eligibility of such Shareholder Nominee to be included in the Trust's proxy materials pursuant to this Section 2.18 or to serve as a Trustee, and (ii) the Trust may require the Eligible Shareholder to furnish any other information that may reasonably be requested by the Trust to verify the Eligible Shareholder's continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.

(h)            For each of its Shareholder Nominees, the Eligible Shareholder may, at its option, provide to the Secretary of the Trust, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of such Shareholder Nominee's candidacy (a "Supporting Statement"). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of each of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.18, the Trust may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(i)            In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the Trust or its shareholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Trust of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Shareholder shall provide immediate notice to the Trust if the Eligible Shareholder ceases to Own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the Trust pursuant to this Section 2.18 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five (5) business days following the later of the record date for determining the shareholders entitled to receive notice of the annual meeting and the date notice of the record date is first publicly disclosed. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 2.18(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Trust relating to any such defect (including the right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 2.18).

(j)            Notwithstanding anything to the contrary contained in this Section 2.18, the Trust shall not be required to include in its proxy materials, pursuant to this Section 2.18, any Shareholder Nominee (i) who would not be independent under any of the Independence Standards, (ii) whose election as a member of the Board of Trustees would cause the Trust to be in violation of these Bylaws, the Declaration of Trust, the rules and listing standards of any national securities exchange upon which any securities of the Trust are listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer, director or trustee of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the Trust or its manager, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Trust or its shareholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k)            Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.18 or (ii) a Shareholder Nominee otherwise becomes ineligible for inclusion in the Trust's proxy materials pursuant to this Section 2.18, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Trustees (or any duly authorized committee thereof) or the chairperson of the annual meeting, (A) the Trust may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (B) the Trust shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder and (C) the chairperson of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Trust.

(l)            Any Shareholder Nominee who is included in the Trust's proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty percent (20%) of the votes cast in favor of such Shareholder Nominee's election, will be ineligible to be a Shareholder Nominee pursuant to this Section 2.18 for the next two (2) annual meetings of shareholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any shareholder from nominating any person to the Board of Trustees pursuant to and in accordance with Section 2.14.1.

(m)            Other than pursuant to Rule 14a-19 of the Exchange Act, this Section 2.18 provides the exclusive method for a shareholder to include nominees for election to the Board of Trustees in the Trust's proxy materials.

ARTICLE III

TRUSTEES

Section 3.1      General Powers; Qualifications; Trustees Holding Over. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. To qualify for nomination or election as a Trustee, an individual, at the time of nomination and election, shall, without limitation, (a) have substantial expertise or experience relevant to the business of the Trust and its subsidiaries (as determined by the Board of Trustees), (b) not have been convicted of a felony, (c) meet the qualifications of an Independent Trustee or a Managing Trustee, as the case may be, depending upon the position for which such individual may be nominated and elected, and (d) have been nominated for election to the Board of Trustees in accordance with Section 2.14 or Section 2.18. In case of failure to elect Trustees at an annual meeting of the shareholders, the incumbent Trustees shall hold over and continue to direct the management of the business and affairs of the Trust until they may resign or until their successors are elected and qualify. The failure of shareholders to elect Trustees at an annual meeting of shareholders shall not cause vacancies on the Board of Trustees requiring the officers of the Trust to call a special meeting of shareholders to elect Trustees unless all Trustees, including holdover Trustees, are unwilling or unable to continue to serve.

Section 3.2      Independent Trustees and Managing Trustees. A majority of the Trustees holding office shall at all times be Independent Trustees; provided, however, that upon a failure to comply with this requirement as a result of the creation of a temporary vacancy which shall be filled by an Independent Trustee, whether as a result of enlargement of the Board of Trustees or the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable. An "Independent Trustee" is one who is not an employee of the Manager (as defined in the Declaration of Trust), who is not involved in the Trust's day to day activities and who meets the qualifications of an independent director (not including the specific independence requirements applicable only to members of the Audit Committee or Compensation Committee of the Board of Trustees) under the applicable rules of each securities exchange upon which shares of beneficial interest of the Trust are listed for trading and the SEC, as those requirements may be amended from time to time. If the number of Trustees, at any time, is set at less than five (5), at least one (1) Trustee shall be a Managing Trustee. So long as the number of Trustees shall be five (5) or greater, at least two (2) Trustees shall be Managing Trustees. "Managing Trustees" shall mean Trustees who have been employees, officers or directors of the Manager or involved in the day to day activities of the Trust for at least one (1) year prior to their election. If at any time the Board of Trustees shall not be comprised of a majority of Independent Trustees, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have a majority of Independent Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees. If at any time the Board of Trustees shall not be comprised of a number of Managing Trustees as is required under this Section 3.2, the Board of Trustees shall take such actions as will cure such condition; provided that the fact that the Board of Trustees does not have the requisite number of Managing Trustees or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees.

Section 3.3      Number and Tenure. The number of Trustees constituting the entire Board of Trustees may be increased or decreased from time to time only by a vote of the Trustees; provided however that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. The number of Trustees shall be five (5) until increased or decreased by the Board of Trustees.

Section 3.4      Annual and Regular Meetings. An annual meeting of the Trustees shall be held immediately after the annual meeting of shareholders, no notice other than this Bylaw being necessary. The time and place of the annual meeting of the Trustees may be changed by the Board of Trustees. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution. If any such regular meeting is not so provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.

Section 3.5      Special Meetings. Special meetings of the Trustees may be called at any time by any Managing Trustee, the president or pursuant to the request of any two (2) Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

Section 3.6      Notice. Notice of any special meeting shall be given by written notice delivered personally or by electronic mail, telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each Trustee at his or her business or residence address. Personally delivered, telephoned, facsimile transmitted or electronically mailed notices shall be given at least twenty-four (24) hours prior to the meeting. Notice by mail shall be deposited in the U.S. mail at least seventy-two (72) hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer back indicating receipt. If sent by overnight courier, such notice shall be deemed given when delivered to the courier. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.7      Quorum. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum for that action shall also include a majority of such group. The Trustees present at a meeting of the Board of Trustees which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of such number of Trustees as would otherwise result in less than a quorum then being present at the meeting.

Section 3.8      Voting. The action of the majority of the Trustees present at a meeting at which a quorum is or was present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute, the Declaration of Trust or these Bylaws. If enough Trustees have withdrawn from a meeting to leave fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 3.9      Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Such meeting shall be deemed to have been held at a place designated by the Trustees at the meeting.

Section 3.10     Action by Written Consent of Trustees. Unless specifically otherwise provided in the Declaration of Trust, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a majority of the Trustees shall individually or collectively consent in writing or by electronic transmission to such action. Such written or electronic consent or consents shall be filed with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Trustees at which a quorum was present.

Section 3.11     Waiver of Notice. The actions taken at any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present waives notice, consents to the holding of such meeting or approves the minutes thereof.

Section 3.12      Vacancies. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain). Any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum. Any Trustee elected to fill a vacancy, whether occurring due to an increase in size of the Board of Trustees or by the death, resignation or removal of any Trustee, shall hold office for the remainder of the full term of the class of Trustees in which the vacancy occurred or was created and until a successor is elected and qualifies.

Section 3.13      Compensation. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees. The Trustees shall be entitled to receive remuneration for services rendered to the Trust in any other capacity, and such services may include, without limitation, services as an officer of the Trust, services as an employee of the Manager, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

Section 3.14      Surety Bonds. Unless specifically required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.15      Reliance. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust or by the Manager, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether the Manager or any such accountant, appraiser or other expert or consultant may also be a Trustee.

Section 3.16      Interested Trustee Transactions. Section 2-419 of the Maryland General Corporation Law (the "MGCL") (or any successor statute) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

Section 3.17      Certain Rights of Trustees, Officers, Employees and Agents. A Trustee shall have no responsibility to devote his or her full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.

Section 3.18      Emergency Provisions. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 3.18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under ARTICLE III cannot readily be obtained (an "Emergency"). During any Emergency, unless otherwise provided by the Board of Trustees, (a) a meeting of the Board of Trustees may be called by any Managing Trustee or officer of the Trust by any means feasible under the circumstances and (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many Trustees and by such means as it may be feasible at the time, including publication, television or radio.

Section 3.19      Removal for Cause. A shareholder(s) proposing to remove one or more Trustees for cause shall meet and comply with all requirements in these Bylaws for a nomination of an individual for election to the Board of Trustees at an annual meeting of shareholders or a proposal of other business to be properly brought by such shareholder(s) at a meeting of the shareholders as set forth in Section 2.14.1, including the timely written notice, Ownership amount, holding period, certificate, information and documentation requirements of Section 2.14.1(b), Section 2.14.1(c), Section 2.14.1(d), Section 2.14.2 and Section 2.14.3. For purposes of the provisions in the Declaration of Trust regarding the removal of a Trustee, "cause" shall mean, with respect to any particular Trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.

ARTICLE IV

COMMITTEES

Section 4.1      Number; Tenure and Qualifications. The Board of Trustees shall appoint an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees shall be composed of three or more Trustees, to serve at the pleasure of the Board of Trustees. The Board of Trustees may also appoint other committees from time to time composed of one or more members, at least one of which shall be a Trustee, to serve at the pleasure of the Board of Trustees. The Board of Trustees shall adopt a charter with respect to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which charter shall specify the purposes, the criteria for membership and the responsibility and duties and may specify other matters with respect to each committee. The Board of Trustees may also adopt a charter with respect to other committees.

Section 4.2      Powers. The Trustees may delegate any of the powers of the Trustees to committees appointed under Section 4.1 and composed solely of Trustees, except as prohibited by law. If a charter has been adopted with respect to a committee composed solely of Trustees, the charter shall constitute a delegation by the Trustees of the powers of the Board of Trustees necessary to carry out the purposes, responsibilities and duties of a committee provided in the charter or reasonably related to those purposes, responsibilities and duties, to the extent permitted by law.

Section 4.3      Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. One-third (1/3), but not less than one, of the members of any committee shall be present in person at any meeting of a committee in order to constitute a quorum for the transaction of business at a meeting, and the act of a majority present at a meeting at the time of a vote if a quorum is then present shall be the act of a committee. The Board of Trustees or, if authorized by the Board in a committee charter or otherwise, the committee members may designate a chairman of any committee, and the chairman or, in the absence of a chairman, a majority of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of absent or disqualified members.

Section 4.4      Telephone Meetings. Members of a committee may participate in a meeting by means of a conference telephone or similar communications equipment and participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5      Action by Written Consent of Committees. Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed by a majority of the committee and such written or electronic consent is filed with the minutes of proceedings of such committee.

Section 4.6      Vacancies. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.1      General Provisions. The officers of the Trust shall include a president, a secretary and a treasurer. In addition, the Board of Trustees may from time to time elect such other officers with such titles, powers and duties as set forth herein or as the Board of Trustees shall deem necessary or desirable, including a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. The officers of the Trust shall be elected annually by the Board of Trustees. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two (2) or more offices, except that of president and vice president, may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 5.2      Removal and Resignation. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 5.3      Vacancies. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 5.4      President. Except as the Board of Trustees may otherwise provide, the president shall have the duties usually vested in a president. The president shall have such other duties as may be assigned to the president by the Board of Trustees from time to time. The president may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed.

Section 5.5      Chief Operating Officer. If elected, except as the Board of Trustees may otherwise provide, the chief operating officer shall have the duties usually vested in a chief operating officer. The chief operating officer shall have such other duties as may be assigned to the chief operating officer by the president or the Board of Trustees from time to time.

Section 5.6      Chief Financial Officer. If elected, except as the Board of Trustees may otherwise provide, the chief financial officer shall have the duties usually vested in a chief financial officer. The chief financial officer shall have such other duties as may be assigned to the chief financial officer by the president or the Board of Trustees from time to time.

Section 5.7      Vice Presidents. In the absence or disability of the president, the vice president, if any (or if there is more than one, the vice presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the president. The vice president(s) shall have such other duties as may be assigned to such vice president by the president or the Board of Trustees from time to time. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president or vice presidents for particular areas of responsibility.

Section 5.8      Secretary. Except as the Board of Trustees may otherwise provide, the secretary (or his or her designee) shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust, if any; and (d) maintain a share register, showing the ownership and transfers of ownership of all shares of beneficial interest of the Trust, unless a transfer agent is employed to maintain and does maintain such a share register. The secretary shall have such other duties as may be assigned to the secretary by the president or the Board of Trustees from time to time.

Section 5.9      Treasurer. Except as the Board of Trustees may otherwise provide, the treasurer shall (a) have general charge of the financial affairs of the Trust; (b) have or oversee in accordance with Section 6.3 the custody of the funds, securities and other valuable documents of the Trust; (c) maintain or oversee the maintenance of proper financial books and records of the Trust; and (d) have the duties usually vested in a treasurer. The treasurer shall have such other duties as may be assigned to the treasurer by the president or the Board of Trustees from time to time.

Section 5.10      Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Trustees from time to time.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1      Contracts. The Board of Trustees may authorize any Trustee, officer or agent (including the Manager or any officer of the Manager) to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.

Section 6.2      Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as the Board of Trustees, the president, the treasurer or any other officer designated by the Board of Trustees may determine.

Section 6.3      Deposits. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the president, the treasurer or any other officer designated by the Board of Trustees may determine.

ARTICLE VII

SHARES

Section 7.1      Certificates. Ownership of shares of any class of shares of beneficial interest of the Trust shall be evidenced by certificates, or at the election of a shareholder in book entry form. Unless otherwise determined by the Board of Trustees, any such certificates shall be signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered and if the Trust shall from time to time issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

Section 7.2      Transfers.

(a)     Shares of beneficial interest of the Trust shall be transferable in the manner provided by applicable law, the Declaration of Trust and these Bylaws. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation.

(b)     The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided in these Bylaws or by the laws of the State of Maryland.

Section 7.3      Lost Certificates. For shares evidenced by certificates, any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Trustees may, in such officer's discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 7.4      Closing of Transfer Books or Fixing of Record Date.

(a)     The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.

(b)     In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than twenty (20) days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days before the date of such meeting.

(c)     If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

(d)     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Trustees shall set a new record date with respect thereto.

Section 7.5      Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent a share ledger containing the name and address of each shareholder and the number of shares of each class of shares of beneficial interest of the Trust held by such shareholder.

Section 7.6      Fractional Shares; Issuance of Units. The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 8.1      Indemnification and Advancement of Expenses.

(a)     To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a Trustee, director, officer or partner of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a Trustee or officer. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to an individual who served a predecessor of the Trust in any of the capacities described in (a)(i) or (ii) above and to any shareholder, employee or agent of the Trust or a predecessor of the Trust.

(b)     Notwithstanding anything in these Bylaws to the contrary, except with respect to proceedings to enforce rights to indemnification, the Trust shall indemnify any person referenced in Section 8.1(a)(i) or (ii) above in connection with any proceeding initiated by such person against the Trust only if such proceeding was authorized by the Board of Trustees.

(c)     The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

(d)     Neither the amendment nor repeal of this ARTICLE VIII, nor the adoption or amendment of any other provision of these Bylaws or the Declaration of Trust inconsistent with this ARTICLE VIII, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE IX

REGULATORY COMPLIANCE AND DISCLOSURE

Section 9.1      Actions Requiring Regulatory Compliance Implicating the Trust. If any shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder's ownership interest in the Trust or actions taken by the shareholder affecting the Trust, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on the Trust or any subsidiary (for purposes of this ARTICLE IX, as defined in Section 2.14.5(c)) of the Trust or any of their respective businesses, assets or operations, including, without limitation, any obligations to make or obtain a Governmental Action (as defined in Section 2.14.3), such shareholder shall promptly take all actions necessary and fully cooperate with the Trust to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Trust or any subsidiary of the Trust. If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, the shareholder shall promptly divest a sufficient number of shares of beneficial interest of the Trust necessary to cause the application of such requirement or regulation to not apply to the Trust or any subsidiary of the Trust. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of shares of beneficial interest of the Trust by not later than the tenth (10th) day after triggering such requirement or regulation referred to in this Section 9.1, then any shares of beneficial interest of the Trust beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in ARTICLE VII of the Declaration of Trust and be subject to the provisions of ARTICLE VII of the Declaration of Trust and any actions triggering the application of such a requirement or regulation may be deemed by the Trust to be of no force or effect. Moreover, if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such ten (10) day period, the Trust may take all other actions which the Board of Trustees deems appropriate to require compliance or to preserve the value of the Trust's assets; and the Trust may charge the offending shareholder for the Trust's costs and expenses as well as any damages which may result to the Trust.

Section 9.2      Compliance With Law. Shareholders shall comply with all applicable requirements of federal and state laws, including all rules and regulations promulgated thereunder, in connection with such shareholder's ownership interest in the Trust and all other laws which apply to the Trust or any subsidiary of the Trust or their respective businesses, assets or operations and which require action or inaction on the part of the shareholder.

Section 9.3      Limitation on Voting Shares or Proxies. Without limiting the provisions of Section 9.1, if a shareholder (whether individually or constituting a group, as determined by the Board of Trustees), by virtue of such shareholder's ownership interest in the Trust or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shares or proxies for such shares in excess of a certain amount pursuant to applicable law (including by way of example, applicable state insurance regulations) but the Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Manager (or by another person designated by the Trustees) in proportion to the total shares otherwise voted on such matter.

Section 9.4      Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies. To the fullest extent permitted by law, any representation, warranty or covenant made by a shareholder with any governmental or regulatory body in connection with such shareholder's interest in the Trust or any subsidiary of the Trust shall be deemed to be simultaneously made to, for the benefit of and enforceable by, the Trust and any applicable subsidiary of the Trust.

Section 9.5      Board of Trustees' Determinations. The Board of Trustees shall be empowered to make all determinations regarding the interpretation, application, enforcement and compliance with any matters referred to or contemplated by these Bylaws.

ARTICLE X

FISCAL YEAR

Section 10.1    Fiscal Year. The fiscal year of the Trust shall be the calendar year.

ARTICLE XI

DIVIDENDS AND OTHER DISTRIBUTIONS

Section 11.1    Dividends and Other Distributions. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Trustees. Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Trust.

ARTICLE XII

SEAL

Section 12.1    Seal. The Trustees may authorize the adoption of a seal by the Trust. The Trustees may authorize one or more duplicate seals.

Section 12.2    Affixing Seal. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XIII

WAIVER OF NOTICE

Section 13.1    Waiver of Notice. Whenever any notice is required to be given pursuant to the Declaration of Trust, these Bylaws or applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

Section 14.1     Amendment of Bylaws. Except for any change for which these Bylaws require approval by more than a majority vote of the Trustees, these Bylaws may be amended or repealed or new or additional Bylaws may be adopted only by the vote or written consent of a majority of the Trustees as specified in Section 3.10.

ARTICLE XV

MISCELLANEOUS

Section 15.1    References to Declaration of Trust. All references to the Declaration of Trust shall include any amendments and supplements thereto.

Section 15.2    Costs and Expenses. In addition to, and as further clarification of each shareholder's obligation to indemnify and hold the Trust harmless pursuant to these Bylaws or Section 8.6 of the Declaration of Trust, to the fullest extent permitted by law, each shareholder will be liable to the Trust (and any subsidiaries or affiliates thereof) for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys' and other professional fees, whether third party or internal, arising from such shareholder's breach of or failure to fully comply with any covenant, condition or provision of these Bylaws or the Declaration of Trust (including Section 2.14 of these Bylaws) or any action by or against the Trust (or any subsidiaries or affiliates thereof) in which such shareholder is not the prevailing party, and shall pay such amounts to such indemnitee on demand, together with interest on such amounts, which interest will accrue at the lesser of eighteen percent (18%) per annum and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.

Section 15.3      Ratification. The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholder's derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 15.4      Ambiguity. In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Trustees shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 15.5      Inspection of Bylaws. The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 15.6      Election to be Subject to Part of Title 3, Subtitle 8. Notwithstanding any other provision contained in the Declaration of Trust or these Bylaws, the Trust hereby elects to be subject to Section 3-804(b) and (c) of Title 3, Subtitle 8 of the MGCL. This Section 15.6 only may be repealed, in whole or in part, by a subsequent amendment to these Bylaws.

Section 15.7      Control Share Acquisition Act. Notwithstanding any other provision contained in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE XVI

ARBITRATION PROCEDURES FOR DISPUTES

Section 16.1      Procedures for Arbitration of Disputes. Any disputes, claims or controversies brought by or on behalf of any shareholder (which, for purposes of this ARTICLE XVI, shall mean any shareholder of record or any beneficial owner of shares of beneficial interest of the Trust, or any former shareholder of record or beneficial owner of shares of beneficial interest of the Trust), either on his, her or its own behalf, on behalf of the Trust or on behalf of any series or class of shares of beneficial interest of the Trust or shareholders against the Trust or any Trustee, officer, manager (including The RMR Group LLC or its successor), agent or employee of the Trust, including any disputes, claims or controversies relating to the application or enforcement of the Declaration of Trust or these Bylaws (all of which are referred to as "Disputes") or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA") then in effect, except as those Rules may be modified in this ARTICLE XVI. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against Trustees, officers or managers of the Trust and class actions by shareholders against those individuals or entities and the Trust. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. Notwithstanding the foregoing, (a) the provisions of this ARTICLE XVI shall not apply to any request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of the Declaration of Trust or these Bylaws, but such request shall be heard and determined in the exclusive forum provided for in ARTICLE XVII; and (b) in the event a Dispute involves both a question of the meaning, interpretation or validity of any provision of the Declaration of Trust or these Bylaws and any other matter in dispute, the arbitration of such other matter in dispute, if dependent upon a determination of the meaning, interpretation or validity of any provision of the Declaration of Trust or these Bylaws, shall be stayed until a final, non-appealable judgement regarding such meaning, interpretation or validity has been rendered by the exclusive forum provided for in ARTICLE XVII.

Section 16.2      Arbitrators. There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration. The arbitrators may be affiliated or interested persons of the parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration. The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

Section 16.3      Place of Arbitration. The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

Section 16.4      Discovery. There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

Section 16.5      Awards. In rendering an award or decision (an "Award"), the arbitrators shall be required to follow the laws of the State of Maryland. Any arbitration proceedings or Award shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. An Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based. Any monetary Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 16.7, each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Award or such other date as such Award may provide.

Section 16.6      Costs and Expenses. Except as otherwise set forth in the Declaration of Trust or these Bylaws, including Section 15.2 of these Bylaws, or as otherwise agreed by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys' fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys' fees) or, in a derivative case or class action, award any portion of the Trust's Award to the claimant or the claimant's attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

Section 16.7      Appeals. Any Award, including but not limited to any interim Award, may be appealed pursuant to the AAA's Optional Appellate Arbitration Rules ("Appellate Rules"). An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 16.6 shall apply to any appeal pursuant to this Section 16.7 and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys' fees) of any party.

Section 16.8      Final and Binding. Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 16.7, an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Award, except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Section 16.9      Beneficiaries. This ARTICLE XVI is intended to benefit and be enforceable by the shareholders, Trustees, officers, managers (including The RMR Group Inc. or its successor and The RMR Group LLC or its successor), agents or employees of the Trust and the Trust and shall be binding on the shareholders and the Trust, as applicable, and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE XVII

EXCLUSIVE FORUM FOR CERTAIN DISPUTES

Section 17.1      Exclusive Forum. The Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Trust, (2) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, manager, agent or employee of the Trust to the Trust or the shareholders, (3) any action asserting a claim against the Trust or any Trustee, officer, manager, agent or employee of the Trust arising pursuant to Maryland law or the Declaration of Trust or these Bylaws, including any disputes, claims or controversies brought by or on behalf of any shareholder (which, for purposes of this ARTICLE XVII, shall mean any shareholder of record or any beneficial owner of any class or series of shares of beneficial interest of the Trust, or any former holder of record or beneficial owner of any class or series of shares of beneficial interest of the Trust), either on his, her or its own behalf, on behalf of the Trust or on behalf of any series or class of shares of beneficial interest of the Trust or shareholders against the Trust or any Trustee, officer, manager, agent or employee of the Trust, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Declaration of Trust or these Bylaws, including this ARTICLE XVII, or (4) any action asserting a claim against the Trust or any Trustee, officer, manager, agent or employee of the Trust governed by the internal affairs doctrine of the State of Maryland. Failure to enforce the foregoing provisions would cause the Trust irreparable harm and the Trust shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of beneficial interest of the Trust shall be deemed to have notice of and consented to the provisions of this ARTICLE XVII. This ARTICLE XVII shall not abrogate or supersede any other provision of these Bylaws which may require the resolution of such disputes by arbitration.

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